Exhibit 99.1

NeuroOne Reports Strong Fourth Quarter Fiscal 2025 Financial Results with Product Revenue Growth of 907% to $2.7 Million and 55.8% Gross Margin & Total Revenue Growth of 163% to $9.1 Million for Fiscal Year 2025

Revenue Growth Fueled by Sales of the OneRF® Ablation System

FDA 510(k) Clearance for OneRF® Trigeminal Nerve Ablation System with First Two Facial Pain Patients Successfully Treated

Strengthened Balance Sheet Funds Growth Through Fiscal Year 2026

Management to Host Conference Call Today at 8:30 a.m. Eastern Time

EDEN PRAIRIE, Minn., December 17, 2025 -- NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (“NeuroOne” or the “Company”), a medical technology company dedicated to transforming the surgical diagnosis and treatment of neurological disorders, has reported financial results for the fourth quarter and fiscal year ended September 30, 2025.

Fourth Quarter and Fiscal Year 2025 Financial Highlights

●	Product revenue increased 163% to $9.1 million in fiscal year 2025, compared to $3.5 million in fiscal year 2024. Product revenue increased 907% to $2.7 million in Q4 fiscal 2025 versus Q4 fiscal 2024.

●	Product gross margin increased significantly to 56.5% for fiscal year 2025, compared to 31.3% for fiscal year 2024. Product gross margin was 55.8% in Q4 fiscal 2025, compared to 51.8% in Q4 fiscal 2024.

●	Operating expenses decreased 4.6% to $12.4 million in fiscal year 2025, compared to $13.0 million in fiscal year 2024, the second consecutive fiscal year that expenses have declined. Operating expenses decreased 2% to $2.9 million in Q4 fiscal 2025, compared to $3.0 million in Q4 fiscal 2024.

●	Received U.S. Food and Drug Administration (“FDA”) clearance to market the OneRF® Trigeminal Nerve Ablation System for use in procedures to create radiofrequency lesions for the treatment of pain, or for lesioning nerve tissue for functional neurosurgical procedures.

●	Successfully used the OneRF® Trigeminal Nerve Ablation System to treat two patients with facial pain suffering from trigeminal neuralgia at University Hospitals in Cleveland, Ohio.

●	Expanded exclusive distribution agreement with Zimmer Biomet and received an upfront payment of $3 million in November 2024.

●	Bolstered patent portfolio with recent decisions from both the U.S. Patent & Trademark Office and European Patent Office.

Management Commentary

“The fourth quarter of fiscal 2025 capped the most successful year in our history,” said Dave Rosa, CEO of NeuroOne. “Bolstered by expansion of our OneRF Ablation System, sales surged in the fiscal fourth quarter to $2.7 million and reached a total of $9.1 million in fiscal year 2025. In addition, we improved our gross margin to 56.5% while decreasing operating expenses and improving our balance sheet significantly with a capital raise in April. Operationally, we received FDA 510(k) clearance for the OneRF® Trigeminal Nerve Ablation System and performed the first two cases successfully, advanced the development of our spinal cord stimulation electrode for lower back pain, initiated a new product development program for basi-vertebral nerve ablation for lower back pain, reported sales of our first pre-clinical drug delivery devices to a large pharmaceutical company, strengthened our infrastructure with key senior executive hires, initiated the process to gain ISO 13485 certification for international commercial expansion and, lastly, bolstered our intellectual property portfolio.

“We continue to remain encouraged that our technology platform can significantly improve the quality of life for people with debilitating neurological disorders. Our financial condition has improved significantly and continues to advance toward anticipated profitability. Leveraging our strengthened balance sheet, we believe we are well positioned to expand the use of our technology platform into all three areas of focus: brain related disorders, pain management, and drug delivery. We believe this is critical to build long-term value for our shareholders,” concluded Rosa.

Operational Highlights and Updates

sEEG-Based Drug Delivery Program:

●	Recorded the first device sale for pre-clinical testing to a large bio-pharmaceutical company.

●	Product offering to include devices for use in drug development, pre-clinical testing, and human trials.

●	Focusing on glioblastomas (brain tumors), gene, and cell-based therapies.

●	2026 goal for program is commercial-readiness for the pre-clinical drug delivery devices.

●	Planning pathway to FDA clearance.

●	Technology has received interest from two organizations to potentially form a partnership.

OneRF®Ablation System:

●	In October 2024, NeuroOne expanded its strategic partnership with Zimmer Biomet to include exclusive commercialization rights for NeuroOne’s OneRF® Ablation System for use in the brain in the United States and certain international markets.

●	Clinical outcomes remain positive without any recorded adverse events.

●	Recently reported a professional pianist from Chicago was able to return to his career after receiving an ablation with the system.*

●	The proprietary temperature probe has provided temperature control during the procedure increasing patient safety during the ablation.

●	All ablations have been reportedly performed at the patient’s bedside saving time and cost of the operating room.

●	Met with staff from participating hospitals to gather clinical outcomes and work towards initiating a post-market registry.

OneRF® Trigeminal Nerve Ablation System:

●	Received FDA 510(k) clearance in August 2025.

●	Conducting limited market release.

●	Treated first two patients suffering from trigeminal neuralgia at University Hospitals in Cleveland with both patients reporting pain relief from the procedure without any complications.

●	Discussing distribution with potential strategic partner.

Spinal Cord Stimulation (SCS) Percutaneous Paddle Lead Program:

●	Optimized percutaneous delivery system with steerable capability in < 5 minutes in a cadaver study.

●	Completed successful acute study demonstrating full functionality of the system.

●	Chronic study initiated with results on biocompatibility and histology in process.

●	Second chronic study planned to assess electrical stimulation capabilities.

●	Company pursuing strategic partnership to minimize time and cost to commercialization.

Basi-Vertebral Nerve Ablation

●	Program initiated in 2025 to treat lower back pain.

●	Created advisory board of leading pain specialists with experience performing procedure.

●	Strategy to leverage OneRF® generator, temperature probe, and ablation electrode.

●	Bench top and animal studies planned to confirm system will meet clinical performance requirements.

Fourth Quarter and Full Year Fiscal 2025 Financial Results

Product revenue increased 907% to $2.7 million in the fourth quarter of fiscal 2025, compared to product revenue of $0.3 million in the fourth quarter of fiscal 2024. For the full fiscal year 2025, product revenue increased 163% to $9.1 million, compared to $3.5 million for the same period in fiscal 2024. The Company also had license revenue of $3.0 million in the full fiscal year 2025, which is not included in product revenue, compared to no license revenue in fiscal 2024. License revenue in fiscal 2025 was derived from the expanded exclusive distribution agreement with Zimmer Biomet.

Product gross profit increased significantly to $1.5 million, or 55.8% of revenue, in the fourth quarter of fiscal 2025, compared to product gross profit of $0.1 million, or 51.8% of revenue, in the same quarter of the prior fiscal year. For the full fiscal year 2025, product gross profit increased significantly to $5.1 million, or 56.5% of revenue, compared to product gross profit of $1.1 million, or 31.3% of revenue in the full fiscal year 2024.

Total operating expenses decreased 2.0% to $2.9 million in the fourth quarter of fiscal 2025, compared to $3.0 million in the same quarter of the prior year. Research & Development (R&D) expense in the fourth quarter of fiscal 2025 was $1.1 million, the same as the fourth quarter of fiscal 2024. Selling, General & Administrative (SG&A) expense in the fourth quarter of fiscal 2025 decreased 3.4% to $1.78 million, compared to $1.84 million in the same quarter of the prior year. For the full fiscal year 2025, total operating expenses decreased 4.6% to $12.4 million, compared to $13.0 million in the full fiscal year 2024. R&D expense in the full fiscal year 2025 decreased to $5.0 million, compared to $5.1 million in fiscal year 2024. SG&A expense in the full fiscal year 2025 decreased 6.6% to $7.4 million, compared to $7.9 million in fiscal year 2024.

Net loss in the fourth quarter of fiscal 2025 improved by 52% to $1.6 million, or ($0.03) per share, compared to a net loss of $3.4 million, or ($0.11) per share, in the same quarter of the prior year. Net loss for the full fiscal year 2025 improved significantly by 71% to $3.6 million, or ($0.09) per share, compared with a net loss of $12.3 million, or ($0.46) per share, in the same period of fiscal 2024.

As of September 30, 2025, the Company had cash and cash equivalents of $6.6 million, compared to $1.5 million as of September 30, 2024. Of note, NeuroOne is funded through fiscal 2026, potentially longer if key milestones are hit.

The Company had working capital of $7.9 million as of September 30, 2025, compared to working capital of $2.4 million as of September 30, 2024. NeuroOne had no debt outstanding as of September 30, 2025.

Conference Call and Webcast

Management will host an investor conference call and webcast today, Wednesday, December 17, 2025, at 8:30 a.m. Eastern time to discuss the Company’s fourth quarter and full fiscal year 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Date: Wednesday, December 17, 2025

Time: 8:30 a.m. Eastern Time

U.S. Dial-In (Toll Free): 888-506-0062

International Dial-In: 973-528-0011

Participant Access Code: 924910

Webcast: 4Q Webcast Link

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Wednesday, December 31, 2025. To listen, please call 877-481-4010 within the United States or 919-882-2331 when calling internationally, using replay passcode 53302. A webcast replay will also be available using the webcast link above through Wednesday, December 31, 2025.

About NeuroOne

NeuroOne Medical Technologies Corporation is a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders. NeuroOne markets a minimally invasive and high-definition/high-precision electrode technology platform with four FDA-cleared product families: Evo(R) Cortical Electrodes, Evo(R) sEEG Electrodes, OneRF(R) Ablation System (for brain), and OneRF(R) Trigeminal Nerve Ablation System. These solutions offer the potential to reduce the number of hospitalizations and surgical procedures, lower costs, and improve patient outcomes by offering combination diagnostic and therapeutic functions. The Company is engaged in research and development for drug delivery and spinal cord stimulation (SCS) programs. For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “forecasts,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the Company’s ability to be funded through 2026; potential profitability of the Company, the ability to obtain ISO 13485 certification and expand internationally, the continued development of the Company’s electrode technology program (including its drug delivery program and spinal cord stimulation program); business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks related to whether the Company will continue to maintain compliance with all Nasdaq continued listing requirements, risks that our strategic partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks related to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

*Disclaimer: This recounts one patient’s experience and may not be representative of all patient outcomes.

IR Contact

MZ Group – MZ North America
NMTC@mzgroup.us

NeuroOne Medical Technologies Corporation

Balance Sheets

	As of September 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$6,570,382	$1,460,042
Accounts receivable	1,264,805	176,636
Inventory	2,226,805	2,635,153
Deferred offering costs	22,920	142,633
Prepaid expenses	141,372	216,461
Total current assets	10,226,284	4,630,925
Intangible assets, net	44,946	67,262
Right-of-use asset	255,195	254,910
Property and equipment, net	259,222	416,843
Total assets	$10,785,647	$5,369,940

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,010,369	$1,029,206
Accrued expenses and other liabilities	1,292,714	1,184,014
Total current liabilities	2,303,083	2,213,220
Warrant liability	1,266,894	2,140,315
Operating lease liability, long term	143,148	194,392
Total liabilities	3,713,125	4,547,927

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 50,006,464 and 30,816,499 shares issued and outstanding as of September 30, 2025 and 2024, respectively.	50,006	30,816
Additional paid–in capital	85,632,303	75,795,610
Accumulated deficit	(78,609,787)	(75,004,413)
Total stockholders’ equity	7,072,522	822,013
Total liabilities and stockholders’ equity	$10,785,647	$5,369,940

NeuroOne Medical Technologies Corporation

Statements of Operations

	Years ended September 30,
	2025	2024
Product revenue	$9,097,692	$3,453,003
Cost of product revenue	3,956,286	2,373,336
Product gross profit	5,141,406	1,079,667

Collaborations revenue	3,000,000	—

Operating expenses:
Selling, general and administrative	7,384,517	7,901,695
Research and development	4,983,362	5,065,181
Total operating expenses	12,367,879	12,966,876
Loss from operations	(4,226,473)	(11,887,209)
Fair value change in warrant liability	784,670	(327,092)
Financing costs	(334,063)	(228,988)
Other income, net	170,492	125,179
Loss before income taxes	(3,605,374)	(12,318,110)
Provision for income taxes	—	—
Net loss	$(3,605,374)	$(12,318,110)
Net loss per share:
Basic and diluted	$(0.09)	$(0.46)
Number of shares used in per share calculations:
Basic and diluted	40,152,873	26,762,392